Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 26, 2021, relating to the financial statements of Ideal Power Inc., which appears in the Annual Report on Form 10-K of Ideal Power Inc. for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Gumbiner Savett Inc.

Santa Monica, California

December 29, 2022